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                                                                    EXHIBIT 23.6



                      [LETTERHEAD OF UBS SECURITIES LLC]


                                                                  March 19, 1997


                         CONSENT OF UBS SECURITIES LLC


        We hereby consent to the use of our name and to the description of our opinion letters, dated October 27, 1996 and the date of the Joint Proxy Statement/Prospectus, under the captions "Summary Information -- Opinion of MBI's Financial Advisor", "Terms of the Proposed Merger -- Reasons of MBI for the Merger; MBI Board Recommendation" and "--Opinion of MBI's Financial
Advisor" in, and to the inclusion of the opinion letter attached as Annex D to, the Joint Proxy Statement/Prospectus of Mercantile Bancorporation Inc. and Mark Twain Bancshares, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 1-11792) of Mercantile Bancorporation Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                UBS SECURITIES LLC



                                                By: /s/ Richard J. Barrett
                                                    -------------------------
                                                        Managing Director


New York, New York



March 19, 1997
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